NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2014 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 22, 2014 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, operating income, net income and diluted earnings per share for the three and six months ended June 30, 2014.

Operating revenue for the quarter ended June 30, 2014 increased 21.3% to $193.9 million from $159.8 million for the same quarter in 2013. Income from operations was $27.6 million, compared with $22.5 million in the prior-year quarter. As a percent of operating revenue, income from operations was 14.2%, compared with 14.1% in the same quarter last year. Net income during the period was $17.2 million compared to $13.8 million in the prior-year quarter. Income per diluted share for the second quarter of 2014 was $0.55 compared with $0.45 in the prior-year quarter.

Operating revenue for the six months ended June 30, 2014 increased 21.2% to $365.4 million from $301.4 million for the same period in 2013. Income from operations was $43.9 million, compared with $38.3 million in the prior-year period. As a percent of operating revenue, income from operations was 12.0%, compared with 12.7% in the same period last year. Net income during the period was $27.4 million compared to $24.7 million in the prior-year period. Income per diluted share for the six months ended June 30, 2014 was $0.87 compared with $0.81 in the prior-year period.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the second quarter said, “We are pleased with this quarter’s revenue and operating income performance across all of our business segments.  With the impact of the first quarter's severe winter weather behind us, we delivered strong revenue growth and a solid income performance for the quarter.”

Commenting on the Forward Air, Inc. (FAI) business segment, Mr. Campbell said, “On the strength of a full quarter of revenue and results from Central States Trucking Co. (CST), which we acquired in February, improving year-over-year tonnage volumes and a full quarter benefit from our March general rate increase, FAI achieved record revenue and operating income during the second quarter of 2014.  CST contributed approximately $18.1 million of revenue and $2.3 million of operating income during the second quarter of 2014.”

Commenting on the Forward Air Solutions (Solutions) segment, Mr. Campbell said, “Driven by a full quarter benefit from general rate increases initiated in the first quarter, continued excellent operating discipline and solid revenue growth, Solutions produced operating income of approximately $1.0 million.  Compared to the prior-year quarter results, Solutions operating results improved over $1.2 million, or 600.0%.”

Addressing the Total Quality, Inc. (TQI) business segment, Mr. Campbell said, “TQI experienced solid revenue growth and significant improvement in operating income as a result of pharmaceutical distribution opportunities that emerged during the second quarter and benefits derived from our new operating system implemented in the first quarter.”

In closing, Mr. Campbell said, “As always, I would like to thank the Forward Air team of employees and independent contractors for their dedication and hard work. This truly was a quarter that all our operating groups made a positive contribution to our overall results.”

Commenting on the Company's guidance for the third quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our third quarter 2014 revenues will increase in the range of 18% to 22% over the comparable 2013 period. We expect income per diluted share to be between $0.57 and $0.61 per share. This compares to $0.46 per share in the third quarter of 2013.”

On July 22, 2014, our Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 21, 2014, and is expected to be paid on September 5, 2014.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.48 per share of common stock, payable in quarterly increments of $0.12 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2014 results on Wednesday, July 23, 2014 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1092. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.
Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air CompleteSM) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); intermodal/drayage (Central States Trucking Co.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.
Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.
Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating revenue	$193,852	$159,804	$365,420	$301,364

Operating expenses:
Purchased transportation	82,834	70,253	156,385	131,252
Salaries, wages and employee benefits	44,391	36,031	85,813	69,983
Operating leases	8,165	6,888	16,516	13,932
Depreciation and amortization	7,751	5,971	14,764	11,157
Insurance and claims	3,104	3,215	7,231	5,874
Fuel expense	5,172	3,656	9,977	6,664
Other operating expenses	14,840	11,285	30,868	24,207
Total operating expenses	166,257	137,299	321,554	263,069
Income from operations	27,595	22,505	43,866	38,295

Other income (expense):
Interest expense	(101)	(128)	(183)	(256)
Other, net	112	14	198	45
Total other income (expense)	11	(114)	15	(211)
Income before income taxes	27,606	22,391	43,881	38,084
Income taxes	10,428	8,560	16,502	13,399
Net income and comprehensive income	$17,178	$13,831	$27,379	$24,685

Net income per share:
Basic	$0.56	$0.46	$0.89	$0.83
Diluted	$0.55	$0.45	$0.87	$0.81
Weighted average shares outstanding:
Basic	30,925	30,161	30,834	29,838
Diluted	31,408	30,736	31,364	30,477

Dividends per share:	$0.12	$0.10	$0.24	$0.20

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In thousands)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$107,983	70.0%	$97,336	78.4%	$10,647	10.9%
Logistics services
Expedited full truckload - TLX	19,167	12.4	18,581	15.0	586	3.2
Intermodal/drayage	14,351	9.3	1,254	1.0	13,097	1,044.4
Total Logistics services	33,518	21.7	19,835	16.0	13,683	69.0
Other Forward Air services	12,765	8.3	6,909	5.6	5,856	84.8
Forward Air - Total revenue	154,266	79.5	124,080	77.7	30,186	24.3
TQI - Pharmaceutical services	13,682	7.1	12,196	7.6	1,486	12.2
Forward Air Solutions - Pool distribution	26,935	13.9	24,300	15.2	2,635	10.8
Intersegment eliminations	(1,031)	(0.5)	(772)	(0.5)	(259)	33.5
Consolidated operating revenue	$193,852	100.0%	$159,804	100.0%	$34,048	21.3%

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$44,776	41.5%	$39,780	40.9%	$4,996	12.6%
Logistics services
Expedited full truckload - TLX	14,695	76.7	13,816	74.4	879	6.4
Intermodal/drayage	6,073	42.3	779	62.1	5,294	679.6
Total Logistics services	20,768	62.0	14,595	73.6	6,173	42.3
Other Forward Air services	3,045	23.9	2,073	30.0	972	46.9
Forward Air - Total purchased transportation	68,589	44.5	56,448	45.5	12,141	21.5
TQI - Pharmaceutical services	7,229	52.8	6,690	54.9	539	8.1
Forward Air Solutions - Pool distribution	7,790	28.9	7,740	31.9	50	0.6
Intersegment eliminations	(774)	75.1	(625)	81.0	(149)	23.8
Consolidated purchased transportation	$82,834	42.7%	$70,253	44.0%	$12,581	17.9%

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In thousands)
(Unaudited)

	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$205,718	71.3%	$187,925	78.2%	$17,793	9.5%
Logistics services
Expedited full truckload - TLX	36,628	12.7	36,081	15.0	547	1.5
Intermodal/drayage	23,346	8.1	2,711	1.1	20,635	761.2
Total Logistics services	59,974	20.8	38,792	16.2	21,182	54.6
Other Forward Air services	22,761	7.9	13,472	5.6	9,289	69.0
Forward Air - Total revenue	288,453	78.9	240,189	79.7	48,264	20.1
TQI - Pharmaceutical services	24,743	6.8	16,114	5.3	8,629	53.5
Forward Air Solutions - Pool distribution	54,257	14.9	46,554	15.5	7,703	16.5
Intersegment eliminations	(2,033)	(0.6)	(1,493)	(0.5)	(540)	36.2
Consolidated operating revenue	$365,420	100.0%	$301,364	100.0%	$64,056	21.3%

	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$85,525	41.6%	$76,465	40.7%	$9,060	11.8%
Logistics services
Expedited full truckload - TLX	28,370	77.5	27,034	74.9	1,336	4.9
Intermodal/drayage	9,893	42.4	1,620	59.8	8,273	510.7
Total Logistics services	38,263	63.8	28,654	73.9	9,609	33.5
Other Forward Air services	5,584	24.5	3,890	28.9	1,694	43.5
Forward Air - Total purchased transportation	129,372	44.9	109,009	45.4	20,363	18.7
TQI - Pharmaceutical services	12,680	51.2	8,914	55.3	3,766	42.2
Forward Air Solutions - Pool distribution	15,914	29.3	14,527	31.2	1,387	9.5
Intersegment eliminations	(1,581)	77.8	(1,198)	80.2	(383)	32.0
Consolidated purchased transportation	$156,385	42.8%	$131,252	43.6%	$25,133	19.1%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2014	December 31, 2013 (a)
Assets
Current assets:
Cash and cash equivalents	$24,943	$127,367
Accounts receivable, net	97,560	76,500
Other current assets	14,655	16,493
Total current assets	137,158	220,360

Property and equipment	303,449	271,050
Less accumulated depreciation and amortization	124,068	116,287
Net property and equipment	179,381	154,763
Goodwill and other acquired intangibles:
Goodwill	138,839	88,496
Other acquired intangibles, net of accumulated amortization	74,560	40,110
Total net goodwill and other acquired intangibles	213,399	128,606
Other assets	2,551	2,540
Total assets	$532,489	$506,269

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,421	$16,267
Accrued expenses	21,956	18,275
Current portion of debt and capital lease obligations	294	69
Total current liabilities	43,671	34,611

Debt and capital lease obligations, less current portion	1,415	3
Other long-term liabilities	7,729	8,940
Deferred income taxes	29,013	26,850

Shareholders’ equity:
Common stock	306	305
Additional paid-in capital	123,688	107,726
Retained earnings	326,667	327,834
Total shareholders’ equity	450,661	435,865
Total liabilities and shareholders’ equity	$532,489	$506,269

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2014	June 30, 2013
Operating activities:
Net income	$17,178	$13,831
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,751	5,971
Share-based compensation	1,677	1,536
Gain on disposal of property and equipment	(128)	(368)
Provision for recovery on receivables	(127)	(11)
Provision for revenue adjustments	609	627
Deferred income tax	1,441	2,086
Excess tax benefit for stock options exercised	(270)	(632)
Changes in operating assets and liabilities
Accounts receivable	(4,234)	1,185
Prepaid expenses and other current assets	(9,478)	(1,360)
Accounts payable and accrued expenses	4,764	(6,219)
Net cash provided by operating activities	19,183	16,646

Investing activities:
Proceeds from disposal of property and equipment	383	884
Purchases of property and equipment	(13,872)	(15,812)
Acquisition of business, net of cash acquired	—	(109)
Other	(133)	(4)
Net cash used in investing activities	(13,622)	(15,041)

Financing activities:
Payments of debt and capital lease obligations	(87)	(75)
Proceeds from exercise of stock options	1,740	10,219
Payments of cash dividends	(3,746)	(3,047)
Repurchase of common stock (repurchase program)	(19,985)	—
Common stock issued under employee stock purchase plan	148	137
Cash settlement of share-based awards for minimum tax withholdings	(2)	—
Excess tax benefit for stock options exercised	270	632
Net cash (used in) provided by financing activities	(21,662)	7,866
Net (decrease) increase in cash	(16,101)	9,471
Cash at beginning of period	41,044	71,630
Cash at end of period	$24,943	$81,101

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2014	June 30, 2013
Operating activities:
Net income	$27,379	$24,685
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,764	11,157
Share-based compensation	3,329	3,094
Gain on disposal of property and equipment	(112)	(283)
Provision for (recovery) loss on receivables	(85)	290
Provision for revenue adjustments	1,250	1,126
Deferred income tax	1,573	2,936
Excess tax benefit for stock options exercised	(907)	(2,870)
Changes in operating assets and liabilities
Accounts receivable	(12,727)	3,196
Prepaid expenses and other current assets	(2,429)	(2,090)
Accounts payable and accrued expenses	7,180	(3,991)
Net cash provided by operating activities	39,215	37,250

Investing activities:
Proceeds from disposal of property and equipment	462	1,048
Purchases of property and equipment	(33,420)	(27,994)
Acquisition of business, net of cash acquired	(82,998)	(45,328)
Other	(193)	(60)
Net cash used in investing activities	(116,149)	(72,334)

Financing activities:
Payments of debt and capital lease obligations	(9,578)	(20,303)
Proceeds from exercise of stock options	11,580	28,179
Payments of cash dividends	(7,479)	(6,014)
Repurchase of common stock (repurchase program)	(19,985)	—
Common stock issued under employee stock purchase plan	148	137
Cash settlement of share-based awards for minimum tax withholdings	(1,083)	(866)
Excess tax benefit for stock options exercised	907	2,870
Net cash (used in) provided by financing activities	(25,490)	4,003
Net decrease in cash	(102,424)	(31,081)
Cash at beginning of period	127,367	112,182
Cash at end of period	$24,943	$81,101

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating revenue
Forward Air	$154.3	79.5%	$124.1	77.7%	$30.2	24.3%
FASI	26.9	13.9	24.3	15.2	2.6	10.7
TQI	13.7	7.1	12.2	7.6	1.5	12.3
Intercompany eliminations	(1.0)	(0.5)	(0.8)	(0.5)	(0.2)	25.0
Total	193.9	100.0	159.8	100.0	34.1	21.3

Purchased transportation
Forward Air	68.6	44.5	56.5	45.5	12.1	21.4
FASI	7.8	29.0	7.7	31.7	0.1	1.3
TQI	7.2	52.5	6.7	54.9	0.5	7.5
Intercompany eliminations	(0.8)	80.0	(0.6)	75.0	(0.2)	33.3
Total	82.8	42.7	70.3	44.0	12.5	17.8

Salaries, wages and employee benefits
Forward Air	32.9	21.3	25.6	20.6	7.3	28.5
FASI	9.3	34.6	8.5	35.0	0.8	9.4
TQI	2.2	16.1	1.9	15.6	0.3	15.8
Total	44.4	22.9	36.0	22.5	8.4	23.3

Operating leases
Forward Air	6.2	4.0	4.9	4.0	1.3	26.5
FASI	2.0	7.4	1.9	7.8	0.1	5.3
TQI	—	—	0.1	0.8	(0.1)	(100.0)
Total	8.2	4.2	6.9	4.3	1.3	18.8

Depreciation and amortization
Forward Air	5.4	3.5	4.1	3.3	1.3	31.7
FASI	1.4	5.2	1.2	4.9	0.2	16.7
TQI	1.0	7.3	0.7	5.7	0.3	42.9
Total	7.8	4.0	6.0	3.8	1.8	30.0

Insurance and claims
Forward Air	2.4	1.6	2.2	1.8	0.2	9.1
FASI	0.5	1.9	0.8	3.3	(0.3)	(37.5)
TQI	0.2	1.5	0.2	1.7	—	—
Total	3.1	1.6	3.2	2.0	(0.1)	(3.1)

Fuel expense
Forward Air	2.2	1.4	1.0	0.8	1.2	120.0
FASI	1.8	6.7	1.5	6.2	0.3	20.0
TQI	1.2	8.8	1.2	9.8	—	—
Total	5.2	2.7	3.7	2.3	1.5	40.5

Other operating expenses
Forward Air	11.4	7.4	7.9	6.4	3.5	44.3
FASI	3.1	11.5	2.9	11.9	0.2	6.9
TQI	0.5	3.6	0.6	4.9	(0.1)	(16.7)
Intercompany eliminations	(0.2)	20.0	(0.2)	25.0	—	—
Total	14.8	7.7	11.2	7.0	3.6	32.1

Income from operations
Forward Air	25.2	16.3	21.9	17.6	3.3	15.1
FASI	1.0	3.7	(0.2)	(0.8)	1.2	(600.0)
TQI	1.4	10.2	0.8	6.6	0.6	75.0
Total	$27.6	14.2%	$22.5	14.1%	$5.1	22.7%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating revenue
Forward Air	$288.4	78.9%	$240.2	79.7%	$48.2	20.1%
FASI	54.3	14.9	46.6	15.5	7.7	16.5
TQI	24.7	6.8	16.1	5.3	8.6	53.4
Intercompany eliminations	(2.0)	(0.6)	(1.5)	(0.5)	(0.5)	33.3
Total	365.4	100.0	301.4	100.0	64.0	21.2

Purchased transportation
Forward Air	129.4	44.9	109.0	45.4	20.4	18.7
FASI	15.9	29.3	14.5	31.1	1.4	9.7
TQI	12.7	51.4	8.9	55.3	3.8	42.7
Intercompany eliminations	(1.6)	80.0	(1.2)	80.0	(0.4)	33.3
Total	156.4	42.8	131.2	43.6	25.2	19.2

Salaries, wages and employee benefits
Forward Air	63.0	21.8	50.7	21.1	12.3	24.3
FASI	18.7	34.4	16.7	35.8	2.0	12.0
TQI	4.1	16.6	2.6	16.1	1.5	57.7
Total	85.8	23.5	70.0	23.2	15.8	22.6

Operating leases
Forward Air	12.0	4.2	10.0	4.2	2.0	20.0
FASI	4.5	8.3	3.9	8.4	0.6	15.4
TQI	—	—	0.1	0.6	(0.1)	(100.0)
Total	16.5	4.5	14.0	4.7	2.5	17.9

Depreciation and amortization
Forward Air	10.3	3.6	7.9	3.3	2.4	30.4
FASI	2.7	5.0	2.4	5.1	0.3	12.5
TQI	1.7	6.9	0.9	5.6	0.8	88.9
Total	14.7	4.0	11.2	3.7	3.5	31.3

Insurance and claims
Forward Air	5.5	1.9	4.1	1.7	1.4	34.1
FASI	1.3	2.4	1.5	3.2	(0.2)	(13.3)
TQI	0.4	1.6	0.2	1.3	0.2	100.0
Total	7.2	2.0	5.8	1.9	1.4	24.1

Fuel expense
Forward Air	4.1	1.4	2.0	0.8	2.1	105.0
FASI	3.5	6.5	3.1	6.7	0.4	12.9
TQI	2.4	9.7	1.6	9.9	0.8	50.0
Total	10.0	2.7	6.7	2.2	3.3	49.3

Other operating expenses
Forward Air	23.5	8.1	18.2	7.6	5.3	29.1
FASI	6.7	12.3	5.5	11.8	1.2	21.8
TQI	1.1	4.5	0.8	5.0	0.3	37.5
Intercompany eliminations	(0.4)	20.0	(0.3)	20.0	(0.1)	33.3
Total	30.9	8.5	24.2	8.0	6.7	27.7

Income (loss) from operations
Forward Air	40.6	14.1	38.3	15.9	2.3	6.0
FASI	1.0	1.8	(1.0)	(2.1)	2.0	(200.0)
TQI	2.3	9.3	1.0	6.2	1.3	130.0
Total	$43.9	12.0%	$38.3	12.7%	$5.6	14.6%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2014	2013	Change

Operating ratio	83.7%	82.4%	1.6%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	473,146	452,171	4.6
Average weekly pounds ¹	36,965	35,326	4.6

Linehaul shipments
Total linehaul	731,002	714,677	2.3
Average weekly	57,110	55,834	2.3

Forward Air Complete shipments	139,572	115,001	21.4
As a percentage of linehaul shipments	19.1%	16.1%	18.6

Average linehaul shipment size	647	633	2.2

Revenue per pound ²
Linehaul yield	$17.66	$16.98	3.2
Fuel surcharge impact	2.03	1.87	0.7
Forward Air Complete impact	3.13	2.68	2.1
Total airport-to-airport yield	$22.82	$21.53	6.0

Expedited full truckload - TLX:
Miles
Owner operator ¹	6,930	9,147	(24.2)
Third party ¹	4,570	3,328	37.3
Total Miles	11,500	12,475	(7.8)

Revenue per mile	$1.67	$1.49	12.1

Cost per mile	$1.28	$1.11	15.3%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Six months ended
	June 30,	June 30,	Percent
	2014	2013	Change

Operating ratio	85.9%	84.1%	2.1%

Business days	127.0	127.0	—
Business weeks	25.4	25.4	—

Airport-to-airport:
Tonnage
Total pounds ¹	914,861	858,085	6.6
Average weekly pounds ¹	36,018	33,783	6.6

Linehaul shipments
Total linehaul	1,393,482	1,350,342	3.2
Average weekly	54,861	53,163	3.2

Forward Air Complete shipments	247,146	229,086	7.9
As a percentage of linehaul shipments	17.7%	17.0%	4.1

Average linehaul shipment size	657	635	3.5

Revenue per pound ²
Linehaul yield	$17.49	$17.14	1.6
Fuel surcharge impact	2.03	1.95	0.4
Forward Air Complete impact	2.97	2.81	0.7
Total airport-to-airport yield	$22.49	$21.90	2.7

Expedited full truckload - TLX:
Miles
Owner operator ¹	13,898	17,484	(20.5)
Third party ¹	8,652	6,848	26.3
Total Miles	22,550	24,332	(7.3)

Revenue per mile	$1.62	$1.48	9.5

Cost per mile	$1.26	$1.11	13.5%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com